UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 8, 2006

NATIONAL TECHNICAL SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

California (State or Other Jurisdiction of Incorporation or Organization)	0-16438 (Commission File Number)	95-4134955 (I.R.S. Employer Identification No.)

24007 Ventura Blvd., Suite 200 Calabasas, California (Address of Principal Executive Offices)	91302 (Zip Code)

(818) 591-0776

(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.   Entry into a Material Definitive Agreement.

On May 8, 2006, National Technical Systems, Inc., a California corporation (the “Registrant”), affirmed the terms of an employment letter agreement entered into by and between NTS Technical Systems, a California corporation and a subsidiary of the Registrant (“NTS”), and Marvin Hoffman, a current director and executive officer of the Registrant (the “Agreement”). The term of the Agreement is from May 1, 2006 through December 31, 2009 (the “Term”) and provides, among other things, that Mr. Hoffman will serve as Vice Chairman of the Registrant’s Board of Directors, but only until the Registrant’s next annual meeting of shareholders, Chief Information Officer of NTS and Chairman of the Board of Directors and Chief Executive Officer of XXCAL Japan, a subsidiary of the Registrant. Pursuant to the terms of the Agreement, Mr. Hoffman’s annual base salary is set at $110,000 through April 30, 2007 and then decreases on an annual basis to $100,000, $80,000 and $60,000, respectively. Mr. Hoffman will also be eligible during the Term to receive an annual cash bonus equal to 12.5 percent of his annualized base salary, which shall be based on the overall performance of NTS. In the event Mr. Hoffman’s employment is terminated by NTS for any reason other than by reason of death, disability or “for cause,” as defined in the Agreement, he will receive full compensation and benefits for the remainder of the Term. In addition, in the event of a change-in-control of the Registrant during the first 24 months of the Term, Mr. Hoffman may unilaterally terminate the Agreement and he shall be entitled to receive a lump sum cash amount equal to all compensation and benefits owed for the Term and an amount equal to twice the annual average cash compensation (including bonus) earned by Mr. Hoffman in the fiscal years ending in 2004, 2005 and 2006. A complete copy of the Agreement is included with this Current Report as Exhibit 10.1.

Concurrently with entry into the above-referenced Agreement, the Registrant terminated its employment letter agreement with Mr. Hoffman dated as of September 24, 2001 (the “2001 Agreement”). In connection with such termination, Mr. Hoffman and the Registrant entered into a Mutual General Release Agreement dated as of May 8, 2006 (the “MGR Agreement”). Among other things, the MGR Agreement provides for a release of any and all of Mr. Hoffman’s claims arising from or otherwise related to the 2001 Agreement and the termination of such agreement. A complete copy of the MGR Agreement is included with this Current Report as Exhibit 10.2.

Item 1.02.   Termination of a Material Definitive Agreement.

As described in Item 1.01 above, the Registrant terminated the 2001 Agreement with Mr. Hoffman effective May 8, 2006.

Item 9.01.	Financial Statements and Exhibits.
(d)	Exhibits.
Exhibit No.	Title
10.1	Employment Letter Agreement by and between Marvin Hoffman and NTS Technical Systems dated as of May 8, 2006.
10.2	Mutual General Release Agreement by and between Marvin Hoffman and National Technical Systems, Inc. (including its subsidiaries, affiliates and related companies) dated as of May 8, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

National Technical Systems, Inc.
Date: May 11, 2006	By: /s/ Lloyd Blonder Lloyd Blonder Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Title
10.1	Employment Letter Agreement by and between Marvin Hoffman and NTS Technical Systems dated as of May 8, 2006.
10.2	Mutual General Release Agreement by and between Marvin Hoffman and National Technical Systems, Inc. (including its subsidiaries, affiliates and related companies) dated as of May 8, 2006.